UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 19, 2013
Coeur d'Alene Mines Corporation
(Exact name of registrant as specified in its charter)
IDAHO
(State or other jurisdiction
of incorporation or organization)

1-8641
(Commission
File Number)

82-0109423
(IRS Employer
Identification No.)505 Front Ave., P.O. Box “I”
Coeur d'Alene, Idaho, 83816
(Address of Principal Executive Offices)
(208) 667-3511
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 19, 2013, Mark Spurbeck, 40, accepted an offer to join Coeur d'Alene Mines Corporation (the “Company”) as Vice President - Finance, effective May 13, 2013. As part of his duties, Mr. Spurbeck will serve as the Company's principal accounting officer. Mr. Spurbeck will succeed Kenneth L. Koski, the Company's Controller, who will remain the Company's principal accounting officer until Mr. Spurbeck joins the Company. Mr. Spurbeck has served as Group Executive, Assistant Controller at Newmont Mining Corporation ("Newmont"), one of the world's largest gold producers, since July 2011.  Mr. Spurbeck previously served as Newmont's Senior Director of Financial Reporting from July 2008 to July 2011 and Director of Accounting Research from July 2005 to July 2008.  Prior to joining Newmont in 2005, Mr. Spurbeck was Director of Accounting, Payment Services at First Data Corporation from September 2004 to July 2005.  Mr. Spurbeck began his career with Deloitte & Touche LLP, most recently as Senior Manager, Audit & Enterprise Risk Services.
As reported in the Company's Current Report on Form 8-K filed March 21, 2013, William N. (Bill) Holder has been appointed Vice President, Health and Safety. Mr. Holder began in that position on April 22, 2013, assuming responsibility for health and safety from Luther J. Russell, a “named executive officer” in the Company's definitive proxy statement dated April 2, 2013. Mr. Holder most recently was Director of Health, Safety and Security for The Mosaic Company since 2010, where he was responsible for the development, execution and management of health, safety and security initiatives in the Potash Business Unit. From 2005 to 2010, Mr. Holder was Vice President, Health, Safety, Environmental and Loss Prevention for STARCON International, Inc., a provider of comprehensive industrial and mechanical contracting services to a wide variety of process industry clients.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR D'ALENE MINES CORPORATION

Date: April 24, 2013	By:/s/ Casey M. Nault
Name:Casey M. Nault Title:Vice President, General Counsel and Secretary